Exhibit 99.1

VMware Reports Third Quarter 2010 Results

•	Revenue Growth of 46% to $714 Million

•	GAAP Operating Margin of 13.2%; Non-GAAP Operating Margin of 28.6%

•	Trailing Twelve Months Operating Cash Flows Growth of 8% to $1.1 Billion;
Trailing Twelve Months Free Cash Flows Growth of 39% to $1.1 Billion

PALO ALTO, Calif., October 18, 2010 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the third quarter 2010:

•	Revenues for the third quarter were $714 million, an increase of 46% from the third quarter of 2009.

•

GAAP operating income for the third quarter was $94 million, compared to $23 million for the third quarter of 2009. Non-GAAP operating income for the third quarter was $204 million, compared to $109 million the third quarter of 2009.

•	GAAP net income for the third quarter was $85 million, or $0.20 per diluted share, compared to $38 million, or $0.09 per diluted share, for the third quarter of 2009.

Non-GAAP net income for the third quarter was $165 million, or $0.39 per diluted share, compared to $95 million, or $0.24 per diluted share, for the third quarter of 2009.

•

Cash, cash equivalents and short-term investments as of September 30, 2010 were $2.9 billion, an increase of 32% compared to a year ago. Total deferred revenues were $1.5 billion, an increase of 52% from the same period a year ago.

•

For the trailing twelve months ended September 30, 2010, operating cash flows were $1.1 billion, an increase of 8% from the same period a year ago. Trailing twelve month free cash flows were $1.1 billion, an increase of 39% from the same period a year ago.

US revenues for the third quarter increased 47% to $362 million from the third quarter of 2009. International revenues for the third quarter grew 44% to $352 million from the third quarter of 2009.

License revenues were $343 million, an increase of 43% from the third quarter of 2009. Services revenues, which include software maintenance and professional services, were $371 million, an increase of 49% from the third quarter of 2009.

“VMware’s third quarter results were driven by strong demand across products and regions, led by the U.S. Federal sector,” said Mark Peek, chief financial officer. “For the fourth quarter, we expect total revenues to be within a range of $790 and $810 million, an increase of 30% to 33% from 2009.”

“The quarter’s strong performance reinforces that VMware is on the right path to help customers navigate the changing IT landscape,” said Paul Maritz, president and chief executive officer. “With virtualization as a central technology in cloud computing, VMware will continue to invest to deliver a broadening set of IT as a Service solutions across infrastructure, application platforms and end-user computing.”

Recent Highlights & Strategic Announcements

•

On August 31, 2010, VMware outlined its vision for the next decade of information technology at VMworld 2010 in San Francisco and later at VMworld Europe in Copenhagen. The new model — IT as a Service and hybrid cloud computing — improves each critical layer of modern architecture for infrastructure, applications and end-user access. The events attracted more than 23,000 registered attendees, including customers, partners, press and analysts, and 346 sponsors and exhibitors.

•

On August 31, 2010, VMware announced a series of solutions to support its new model of IT as a Service, including VMware vCloud™ Director, a new model for delivering and consuming IT services across hybrid clouds; VMware vShield™, a product family to tackle cloud security challenges; VMware vCloud Datacenter Services, secure, interoperable enterprise-class clouds delivered by leading service providers; and VMware vFabric™, a modern application development platform to deliver speed, portability and optimized use of cloud infrastructure.

•

During the third quarter, VMware announced that some of the world’s leading service providers, including Bluelock, Colt, SingTel, Terremark and Verizon, will utilize vCloud Datacenter Services to deliver secure interoperable enterprise-class hybrid clouds as a way for enterprises to extend their datacenters to external clouds, while preserving security, compliance and quality of service.

•

On August 31, 2010, VMware announced that it had acquired Integrien, a leader in real time application and infrastructure performance analytics software, and TriCipher, a leader in secure access management and enterprise identity federation for cloud hosted Software as a Service applications.

•

On September 13, 2010, VMware announced general availability of VMware View™4.5, a complete, virtual desktop solution that enables enterprises to improve security, lower operating costs, and simplify desktop administration and management by establishing a modern, end-user computing architecture.

•

In the third quarter, VMware announced a series of alliances to accelerate cloud computing deployment and IT as a Service. VMware’s agreement with HP will deliver a new virtualization solution and reference architectures. VMware and NetApp announced new solutions that will help midsize enterprises consolidate and virtualize their Windows® environments to deliver enterprise-class IT as a Service.

VMware plans to host a conference call today to review its third quarter results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware delivers virtualization and cloud infrastructure solutions that enable IT organizations to energize businesses of all sizes. With the industry leading virtualization platform – VMware vSphere™ – customers rely on VMware to reduce capital and operating expenses, improve agility, ensure business continuity, strengthen security and go green. With 2009 revenues of $2 billion, more than 190,000 customers and 25,000 partners, VMware is the leader in virtualization which consistently ranks as a top priority among CIOs. VMware is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com

# # #

VMware, VMware vSphere, VMware vCloud, VMware vShield, VMware vFabric and VMware View are registered trademarks or trademarks of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s fourth quarter revenue projections, our plans to invest in IT as a Service solutions and the delivery of such solutions, our visions for IT as a Service and hybrid cloud computing and their effect on the delivery of IT resources and the utilization by customers of our new products and the solutions offered through our alliances. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and IT-as-a-service; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Ulysses King

VMware Global Communications

ulysses@theoutcastagency.com

415-345-4731

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$84,600	$38,219	$237,559	$140,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,117	55,420	183,461	141,730
Stock-based compensation, excluding amounts capitalized	73,657	62,352	205,190	163,623
Excess tax benefits from stock-based compensation	(78,703)	(8,365)	(167,204)	(12,838)
Gain on acquisition	—	(5,859)	—	(5,859)
Other	261	2,606	6,120	3,240
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	51,553	5,091	159,241	85,782
Other assets	(59,179)	(8,820)	(83,430)	(7,924)
Due to/from EMC, net	13,629	(5,645)	15,931	(15,056)
Accounts payable	(1,971)	(2,203)	4,589	(30,585)
Accrued expenses	1,631	20,404	28,527	34,292
Income taxes receivable from EMC	—	20,028	2,508	107,927
Income taxes payable	11,697	(9,840)	42,821	11,270
Deferred income taxes, net	(4,088)	(11,596)	(8,435)	(26,195)
Deferred revenue	32,495	47,574	140,896	111,829

Net cash provided by operating activities	196,699	199,366	767,774	701,925

Cash flows from investing activities:
Additions to property and equipment	(31,137)	(14,245)	(91,245)	(79,913)
Capitalized software development costs	(7,023)	(8,844)	(48,194)	(53,524)
Purchases of available-for-sale securities	(964,655)	—	(1,624,706)	—
Sales and maturities of available-for-sale securities	155,112	—	155,112	—
Purchase of strategic investments	—	(5,720)	—	(31,465)
Sale of strategic investments	2,648	—	2,648	—
Business acquisitions, net of cash acquired	(125,820)	(356,278)	(292,970)	(356,278)
Transfer of net assets under common control	—	—	(175,000)	—
Decrease in restricted cash	—	—	206	549

Net cash used in investing activities	(970,875)	(385,087)	(2,074,149)	(520,631)

Cash flows from financing activities:
Proceeds from issuance of common stock	139,939	84,917	355,846	166,523
Repurchase of common stock	(141,440)	—	(285,940)	—
Excess tax benefits from stock-based compensation	78,703	8,365	167,204	12,838
Shares repurchased for tax withholdings on vesting of restricted stock	(24,533)	(7,060)	(70,116)	(25,306)

Net cash provided by financing activities	52,669	86,222	166,994	154,055

Net increase (decrease) in cash and cash equivalents	(721,507)	(99,499)	(1,139,381)	335,349
Cash and cash equivalents at beginning of the period	2,068,587	2,275,660	2,486,461	1,840,812

Cash and cash equivalents at end of the period	$1,347,080	$2,176,161	$1,347,080	$2,176,161

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
License	$343,239	$240,271	$979,081	$725,236
Services	371,006	249,480	1,042,601	690,500

	714,245	489,751	2,021,682	1,415,736
Operating expenses (1):
Cost of license revenues	46,333	37,529	126,723	85,741
Cost of services revenues	80,229	58,544	226,641	166,481
Research and development	175,429	133,509	475,297	360,290
Sales and marketing	251,745	185,222	700,236	506,787
General and administrative	66,497	51,711	195,406	148,299

Operating income	94,012	23,236	297,379	148,138
Investment income	2,349	1,621	4,029	7,179
Interest expense with EMC, net	(1,245)	(1,319)	(3,103)	(5,992)
Other income (expense), net	1,629	8,336	(6,977)	6,887

Income before income taxes	96,745	31,874	291,328	156,212
Income tax provision (benefit)	12,145	(6,345)	53,769	15,523

Net income	$84,600	$38,219	$237,559	$140,689

Net income per weighted-average share, basic for Class A and Class B	$0.21	$0.10	$0.58	$0.36

Net income per weighted-average share, diluted for Class A and Class B	$0.20	$0.09	$0.56	$0.35

Weighted-average shares, basic for Class A and Class B	411,755	396,366	408,082	392,712
Weighted-average shares, diluted for Class A and Class B	426,581	402,888	421,949	397,433

(1)Includes stock-based compensation as follows:
Cost of license revenues	$395	$330	$1,170	$973
Cost of services revenues	4,387	4,003	12,601	10,941
Research and development	43,124	34,250	117,292	84,587
Sales and marketing	18,102	15,763	49,601	42,908
General and administrative	7,649	8,006	24,526	24,214

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,347,080	$2,486,461
Short-term investments	1,557,106	27,360
Accounts receivable, net	378,454	534,196
Due from EMC, net	11,042	26,402
Deferred tax asset, current portion	84,332	63,360
Other current assets	188,148	44,701

Total current assets	3,566,162	3,182,480
Property and equipment, net	418,639	402,356
Capitalized software development costs, net and other	153,905	169,293
Deferred tax asset, net of current portion	128,943	102,529
Intangible assets, net	223,102	94,557
Goodwill	1,575,102	1,115,769

Total assets	$6,065,853	$5,066,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,415	$50,566
Accrued expenses and other	361,645	334,523
Deferred revenue, current portion	1,025,636	908,953

Total current liabilities	1,446,696	1,294,042
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	479,972	416,345
Deferred tax liability	40,262	60,300
Other liabilities	114,281	103,346

Total liabilities	2,531,211	2,324,033
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 114,227 and 102,785 shares	1,142	1,028
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	3,242,296	2,339,079
Accumulated other comprehensive income	13,862	4,563
Retained earnings	274,342	395,281

Total stockholders’ equity	3,534,642	2,742,951

Total liabilities and stockholders’ equity	$6,065,853	$5,066,984

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses :
Cost of license revenues	$46,333	(395)	(26)	(6,688)	—	(26,140)	—	—	$13,084
Cost of services revenues	$80,229	(4,387)	(386)	(1,471)	—	—	—	—	$73,985
Research and development	$175,429	(43,124)	(3,100)	(627)	—	8,255	(1,232)	—	$135,601
Sales and marketing	$251,745	(18,102)	(2,076)	(1,095)	—	—	—	—	$230,472
General and administrative	$66,497	(7,649)	(771)	(38)	(1,035)	—	—	—	$57,004

Operating income	$94,012	73,657	6,359	9,919	1,035	17,885	1,232	—	$204,099
Operating margin	13.2%	10.3%	0.9%	1.4%	0.1%	2.5%	0.2%	—	28.6%

Income before income taxes	$96,745	73,657	6,359	9,919	1,035	17,885	1,232	—	$206,832

Income tax provision	$12,145							29,221	$41,366
Tax rate	12.6%								20.0%

Net income	$84,600	73,657	6,359	9,919	1,035	17,885	1,232	(29,221)	$165,466

Net income per weighted-average share, basic for Class A and Class B (3)	$0.21	$0.18	$0.02	$0.02	—	$0.04	—	$(0.07)	$0.40

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.20	$0.18	$0.02	$0.02	—	$0.04	—	$(0.07)	$0.39

(1)	For the third quarter of 2010, VMware capitalized $8.3 million (including $1.2 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $26.1 million for the third quarter of 2010.

(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Calculated based upon 411,755 basic weighted-average shares for Class A and Class B.

(4)	Calculated based upon 426,581 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses :
Cost of license revenues	$37,529	(330)	(6)	(2,893)	—	(27,030)	—	$7,270
Cost of services revenues	$58,544	(4,003)	(26)	—	—	—	—	$54,515
Research and development	$133,509	(34,250)	(452)	(40)	—	10,597	(1,753)	$107,611
Sales and marketing	$185,222	(15,763)	(183)	(388)	—	—	—	$168,888
General and administrative	$51,711	(8,006)	(105)	(126)	(773)	—	—	$42,701

Operating income	$23,236	62,352	772	3,447	773	16,433	1,753	$108,766
Operating margin	4.7%	12.7%	0.2%	0.7%	0.2%	3.4%	0.4%	22.2%

Other income, net	$8,336	—	—	—	(5,859)	—	—	$2,477

Income before income taxes	$31,874	62,352	772	3,447	(5,086)	16,433	1,753	$111,545

Income tax provision (benefit)	$(6,345)	13,923	279	1,133	—	6,937	469	$16,396
Tax rate	-19.9%							14.7%

Net income	$38,219	48,429	493	2,314	(5,086)	9,496	1,284	$95,149

Net income per weighted-average share, basic for Class A and Class B (2)	$0.10	$0.12	—	$0.01	$(0.01)	$0.02	—	$0.24

Net income per weighted-average share, diluted for Class A and Class B (3)	$0.09	$0.12	—	$0.01	$(0.01)	$0.03	—	$0.24

(1)	For the third quarter of 2009, VMware capitalized $10.6 million (including $1.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $27.0 million for the third quarter of 2009.

(2)	Calculated based upon 396,366 basic weighted-average shares for Class A and Class B.

(3)	Calculated based upon 402,888 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses :
Cost of license revenues	$126,723	(1,170)	(63)	(15,410)	—	(71,057)	—	—	$39,023
Cost of services revenues	$226,641	(12,601)	(563)	(3,199)	—	—	—	—	$210,278
Research and development	$475,297	(117,292)	(5,802)	(1,727)	—	52,890	(8,103)	—	$395,263
Sales and marketing	$700,236	(49,601)	(3,137)	(2,133)	—	—	—	—	$645,365
General and administrative	$195,406	(24,526)	(1,347)	(114)	(3,174)	—	—	—	$166,245

Operating income	$297,379	205,190	10,912	22,583	3,174	18,167	8,103	—	$565,508
Operating margin	14.7%	10.1%	0.5%	1.1%	0.2%	0.9%	0.4%	—	28.0%

Income before income taxes	$291,328	205,190	10,912	22,583	3,174	18,167	8,103	—	$559,457

Income tax provision	$53,769							65,175	$118,944
Tax rate	18.5%								21.3%

Net income	$237,559	205,190	10,912	22,583	3,174	18,167	8,103	(65,175)	$440,513

Net income per weighted-average share, basic for Class A and Class B (3)	$0.58	$0.50	$0.03	$0.06	$0.01	$0.04	$0.02	$(0.16)	$1.08

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.56	$0.49	$0.03	$0.05	—	$0.04	$0.02	$(0.15)	$1.04

(1)	For the first nine months of 2010, VMware capitalized $52.9 million (including $8.1 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $71.1 million for the first nine months of 2010.

(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Calculated based upon 408,082 basic weighted average shares for Class A and Class B.

(4)	Calculated based upon 421,949 diluted weighted average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses :
Cost of license revenues	$85,741	(973)	(11)	(8,407)	—	(55,311)	—	$21,039
Cost of services revenues	$166,481	(10,941)	(47)	—	—	—	—	$155,493
Research and development	$360,290	(84,587)	(1,058)	(40)	—	65,366	(11,842)	$328,129
Sales and marketing	$506,787	(42,908)	(364)	(1,204)	—	—	—	$462,311
General and administrative	$148,299	(24,214)	(282)	(374)	(773)	—	—	$122,656

Operating income	$148,138	163,623	1,762	10,025	773	(10,055)	11,842	$326,108
Operating margin	10.5%	11.6%	0.1%	0.7%	—	-0.7%	0.8%	23.0%

Other income, net	$6,887	—	—	—	(5,859)	—	—	$1,028

Income before income taxes	$156,212	163,623	1,762	10,025	(5,086)	(10,055)	11,842	$328,323

Income tax provision	$15,523	33,706	534	3,456	—	(1,739)	2,439	$53,919
Tax rate	9.9%							16.4%

Net income	$140,689	129,917	1,228	6,569	(5,086)	(8,316)	9,403	$274,404

Net income per weighted-average share, basic for Class A and Class B (2)	$0.36	$0.33	—	$0.02	$(0.01)	$(0.02)	$0.02	$0.70

Net income per weighted-average share, diluted for Class A and Class B (3)	$0.35	$0.33	—	$0.02	$(0.01)	$(0.02)	$0.02	$0.69

(1)	For the first nine months of 2009, VMware capitalized $65.4 million (including $11.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $55.3 million for the first nine months of 2009.

(2)	Calculated based upon 392,712 basic weighted-average shares for Class A and Class B.

(3)	Calculated based upon 397,433 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
License	$343,239	$240,271	$979,081	$725,236
Services:
Software maintenance	314,131	212,818	871,804	577,553
Professional services	56,875	36,662	170,797	112,947

Total services	371,006	249,480	1,042,601	690,500

	$714,245	$489,751	$2,021,682	$1,415,736

Percentage of revenues:
License	48.1%	49.1%	48.4%	51.2%
Services:
Software maintenance	44.0%	43.4%	43.1%	40.8%
Professional services	7.9%	7.5%	8.5%	8.0%

Total services	51.9%	50.9%	51.6%	48.8%

	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Three Months Ended September 30, 2010 and 2009

(in thousands)

(unaudited)

	For the Three Months Ended September 30,
	2010	2009
GAAP cash flows from operating activities	$196,699	$199,366
Capitalized software development costs	(7,023)	(8,844)
Excess tax benefits from stock-based compensation	78,703	8,365
Capital expenditures	(31,137)	(14,245)

Free cash flows	$237,242	$184,642

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Trailing Twelve Months Ended September 30, 2010 and 2009

(in thousands)

(unaudited)

	For the Trailing Twelve Months Ended September 30,
	2010	2009
GAAP cash flows from operating activities	$1,051,465	$974,737
Capitalized software development costs	(63,281)	(90,529)
Excess tax benefits from stock-based compensation	180,580	13,343
Capital expenditures	(114,707)	(137,924)

Free cash flows	$1,054,057	$759,627

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and trailing twelve-month and third quarter free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of intangible assets, acquisition related items, and the net effect of the amortization and capitalization of software development costs, each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. In addition, we account for stock-based compensation under GAAP, which requires that we report the excess income tax benefit from stock-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flows in order to generally classify cash flows arising from income taxes as operating cash flows.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, provides investors and others with a consistent basis for comparison across accounting periods.

•

Acquisition related items. Acquisition related items include direct costs of acquisitions, such as transaction fees, which vary significantly and are unique to each acquisition. Additionally, VMware does not acquire businesses on a predictable cycle.

•

Amortization and capitalization of software development costs. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. In addition, we exclude the capitalization of software from our free cash flows to better convey management’s view of operating cash flows. If we did not capitalize costs under generally accepted accounting guidance, our GAAP operating cash flows would be lower as a result of additional expense recognized within net income and paid out in cash during the period.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations. As discussed above, we also exclude capitalization of software development costs and the excess income tax benefit from stock-based compensation from our measure of free cash flows.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.